ASSET TRANSFER AGREEMENT

This Asset Transfer Agreement, dated as of January 1, 2022, (this "Agreement"), is entered into by RLB Aviation, Inc. ("RLB") and Starfighters International, Inc., (the "Company"), collectively referred to herein as "the Parties".

RECITALS

A. RLB holds the aircraft, engine and equipment assets, as set forth on Exhibit A hereto (the "RLB Assets").

B. RLB wishes to transfer the RLB Assets to the Company, under the terms and conditions set forth below.

C. The Company agrees accept the RLB Assets, under the terms and conditions set forth below.

D. NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, RLB hereby transfers to, and the Company hereby accepts, the RLB Assets as follows:

ARTICLE I

CONSIDERATION

1.01 Purchase Price. The total purchase price to be paid by the Company for the RLB Assets is $1.00 (the "Purchase Price").

1.02 Assumed Liabilities. The Company shall not assume nor have any responsibility with respect to any obligation or debt of RLB.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF RLB

RLB hereby represents and warrants to the Company as follows:

2.01 Clear Title.  RLB possesses clear title to all of the RLB Assets free of any claims, emcumbrances, or liens of third parties.

2.02 No Hidden Damage or Defects. The RLB Assets contain no hidden damage or defects known to RLB other than those disclosed in writing to the Company prior to the execution of this Agreement.

2.03 As Is Transfer. The RLB Assets are being transferred on an "AS IS" basis, and except as expressly set forth in the preceding sentence, RLB DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE RLB ASSETS, INCLUDING, BUT NOT LIMITED TO, THEIR PHYSICAL CONDITION, AND MAKES NO WARRANTY OR MERCHANTABILITY OR FITNESS OF THE RLB ASSETS FOR ANY PARTICULAR PURPOSE, EXPRESS OR IMPLIED. THE COMPANY RELEASES RLB FROM ANY AND ALL CLAIMS AT LAW OR EQUITY REGARDING THE RLB ASSETS AND THEIR PHYSICAL CONDITION, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01 No additional warranties or representations are made by the Company.

ARTICLE IV

MISCELLANEOUS

3.02 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

3.03 Entire Agreement.  This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

3.04 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

3.05 Electronic Execution and Delivery.  This Agreement, to the extent executed and delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature of agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

3.06 Amendments and Waivers.  This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and RLB.

3.07 Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

[Remainder of page intenionally blank - Signature page follows]

The parties have caused this Asset Transfer Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

STARFIGHTERS INTERNATIONAL, INC.

By:	/s/ Rick Svetkoff

Name:	Rick Svetkoff

Title:	President/CEO

RLB AVIATION, INC.:

By:	/s/ Brenda M Cochran

Name:	Brenda M Cochran

Title:	Director

[Signature Page to Asset Transfer Agreement]

EXHIBIT A

RLB ASSETS

Aircraft

1. Aircraft Registration No. N104RD

2. Aircraft Registration No. N104RN

3. Aircraft Registration No. N990SF

4. Aircraft Registration No. N991SF

5. Aircraft Registration No. N992SF

6. Aircraft Registration No. N993SF

Engines

7. Model Type J79-11B; Six Units (Florida).

8. Model Type J79-19; Three Units (Two in Florida, One in Canada).

9. Model Type J79-7; Three Units (Two in Florida, One in Canada).

Equipment and Parts

10. FCX-Hangar Power Unit

11. DASH-60 MPower Unit

12. Hydr Mule Hangar Unit

13. Hydr Cart Mobile Hpump

14. Tug Tractor

15. Tow Bars (Two Units)

16. Jet Engine Storage Cans (Ten Units).

17. F-104 Aircraft Associated and Various Line-Item Parts (Florida)

18. All Assorted Miscellaneous Parts for the Above Listed Assets